                     TruServ Corporation
      Variable Denomination Floating Rate Demand Notes

         Supplement No. 8 Dated September 15, 1997
                             to
 Prospectus Dated June 20, 1997, as heretofore supplemented


  The current interest rate payable on the Company's
Variable Denomination Floating Rate Demand Notes is 5.11%.